ALLEGIANT TRAVEL COMPANY REPORTS FOURTH QUARTER, FULL YEAR 2009 FINANCIAL RESULTS

$3.76 Earnings Per Share, 21.9% Operating Margin in FY2009

Las Vegas, Nev., January 25, 2010 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following financial results for the fourth quarter and full year 2009 and comparisons to prior year equivalents:

Unaudited	4Q09	4Q08	Change	2009	2008	Change
Total operating revenue (millions)	$134.7	$122.4	10.0%	$557.9	$504.0	10.7%
Operating income (millions)	$18.1	$28.7	(37.1)%	$122.3	$55.8	118.9%
Operating margin	13.4%	23.4%	-10.0pp	21.9%	11.1%	10.8pp
Net income (millions)	$10.5	$18.2	(42.1)%	$76.3	$35.4	115.6%
Diluted earnings per share	$0.52	$0.88	(40.9)%	$3.76	$1.73	117.3%
Scheduled Service:
Average fare — scheduled service	$75.81	$83.03	(8.7)%	$70.38	$84.98	(17.2)%
Average fare — ancillary total	32.78	32.83	(0.2)%	33.07	29.42	12.4%

Average fare — total	$108.59	$115.86	(6.3)%	$103.45	$114.40	(9.6)%
Total revenue per ASM (cents)	10.46	11.60	(9.8)%	10.28	11.46	(10.3)%
Average passengers per departure	133	131	1.5%	133	132	0.8%
Load factor	90.2%	89.7%	0.5pp	90.4%	89.9%	0.5pp
Average stage length (miles)	919	878	4.7%	891	882	1.0%
Total System*:
Operating expense per passenger	$95.62	$92.27	3.6%	$81.77	$104.25	(21.6)%
Operating expense per passenger, excluding fuel	$57.93	$55.57	4.2%	$50.80	$50.83	(0.1)%
Average departures per aircraft per day	2.45	2.46	(0.4)%	2.81	2.69	4.5%
Average stage length (miles)	859	831	3.4%	836	836	0.0%

*Total system includes scheduled service, fixed-fee contract and non-revenue flying

Allegiant Travel Company also reported the following balance sheet information:

Unaudited ($millions)	12/31/09	09/30/09	Change ($mm)	12/31/09	12/31/08	Change ($mm)
Unrestricted cash (including short-term investments)	231.5	222.4	9.1	231.5	174.8	56.7
Unrestricted cash net of air traffic liability	140.9	138.1	2.8	140.9	105.8	35.1
Total debt, including capital leases	45.8	54.8	(9.0)	45.8	64.7	(18.9)

“We are pleased to announce a record annual profit of $76 million or $3.76 per share with an operating margin of 21.9% for 2009,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “Our fourth quarter results represent our 28th consecutive quarter of profitability. Given the difficult economic environment of the past year we are proud of our performance. We accomplished these excellent results while growing significantly (a 22% increase in departures versus the prior year) and despite a 17% decline in scheduled air fare (what I call our “selling fare”) to $70 from $85. However, during these difficult times, our 2009 total ancillary revenue per scheduled passenger grew 12% to approximately $33.

“We are particularly pleased with the trend in revenue growth during this past quarter. Our selling fare increased from $67 in October to $83 in December, the highest average fare for any month of 2009 and only slightly below the selling fare in December 2008 – the best year over year comparison for any month of 2009. Additionally, the total scheduled service average fare for December 2009 exceeded that of December 2008, although TRASM was down 2% in the same periods. Lastly, we achieved a $31 operating profit per passenger in December, our third best monthly result of the year in spite of fuel up over 40% from those earlier months.

“I couldn’t be more pleased with the evolution of our model,” Gallagher continued. “We achieved a 26.5% return on equity during the year. Further, on a per aircraft basis, our 2009 combined operating income and depreciation and amortization was roughly $3.5 million, approximating the amount we currently spend to add an aircraft to our operating fleet. The great efforts of our terrific team members were again critical to achieving our successful results in 2009.

“Looking forward, we currently see an improving pricing environment. While the economy is in the early stages of a recovery, our segment appears to be returning to revenue norms of past years. Our recently announced contract for additional aircraft should add 13 aircraft to our operating fleet and support our growth through 2011.

“A major initiative in 2010 will be an upgrade to our IT systems including our database and hardware infrastructure. These upgrades will provide us with the necessary capacity to continue our growth as well as enhance our ability to offer industry leading web based products. Our control of our automation provides us the ability to develop our own, unique products and this is a substantial differentiator for us in the travel industry,” concluded Gallagher.

Andrew C. Levy, President and CFO, stated, “This quarter was difficult from a cost perspective, with the $2.07 per gallon fuel price the highest since 4Q08, and non-fuel expenses unusually high in the `Maintenance and Repairs’ and `Other’ expense areas. As we noted at our investor day in mid-November, we experienced a large quantity of very expensive airframe heavy maintenance events during the quarter. We expect maintenance expenses to return to more normal levels in 2010, to a range of $95,000 to $105,000 per aircraft per month.

“We also discussed our expectation that our `Other’ expense line would be high during fourth quarter 2009. This increase was driven by an approximate $1.5 million non-recurring write down of the value of engine parts we own for sale to others and an unusually large loss on the disposal of engines which had to be taken off wing prematurely and will be parted out. The loss on disposed items averaged just under $600,000 per quarter in the preceding seven quarters, but it was approximately $1.5 million during 4Q09. However, we believe the unusually high cost per passenger of $57.93 was driven by events unique to this quarter and our non-fuel expenses will revert to the more normal levels of approximately $50 per passenger starting in this first quarter of 2010.

“Our balance sheet continues to strengthen. We ended the quarter with unrestricted cash and short-term investments of $231.5 million, up from $222.4 million at the end of the prior quarter and $174.8 million at the end of the prior year. Excluding air traffic liability, cash increased to $140.9 million at December 31, 2009 from $138.1 million at the end of the prior quarter and $105.8 million at the end of the prior year. Total debt outstanding declined to $45.8 million from $54.8 million and $64.7 million over the same periods. Capital expenditures were $6.0 million during the fourth quarter and $31.7 million for the year.

“As previously announced, on February 1 we start service to our new base of Orlando International Airport. By March we will be flying to Orlando International from 10 of the 31 small city markets from which we currently fly to Orlando-Sanford International Airport. We undertook this initiative to improve our competitiveness in the Orlando market. The strength of these 10 markets has far exceeded our expectations and we see very positive trends continuing for our Orlando International service,” concluded Levy.

We purchased no shares in the fourth quarter of 2009 under the share repurchase program our Board of Directors approved in January 2009 and amended in July. In the first three quarters of 2009 the Company spent $24.4 million in open market transactions repurchasing a total of 637,902 shares at an average price of $38.26 per share. We currently have a total of $10.6 million in unused stock repurchase authority remaining under our current Common Stock repurchase plan.

Please note our 2009 Consolidated Statements of Income reflect certain presentation changes and reclassifications within operating revenue. We are now separately presenting two categories of ancillary revenue, breaking them into third-party products and air-related charges, which we think will provide investors with useful insight into this important revenue line. We have applied these presentation changes and reclassifications to our 2008 Consolidated Statements of Income to conform to the 2009 classifications. These changes have no effect on previously-reported Net Income. We will be separately filing an 8-K to provide historical perspective on this new way of viewing our revenues.

We are also now providing more detail into our third-party products business as presented in the table below, “Supplemental Ancillary Revenue Information.” Third party products consist of revenue from the sale of hotel rooms, ground transportation (rental cars and hotel shuttle products), attraction and show tickets, and fees we receive from other merchants selling products through our website. Ancillary revenue — third party products is gross revenues, minus cost of goods sold and transaction costs, which include both travel agent commissions (if applicable) and credit-card discount fees.

Supplemental Ancillary Revenue
Information (unaudited) (thousands)	4Q09	4Q08	Change	2009	2008	Change
Gross ancillary revenue — third party products	$16,478	$17,131	(3.8)%	$73,188	$72,982	4.5%
Cost of goods sold	($11,249)	($11,722)	4.2%	($50,014)	($50,143)	0.3%
Transaction costs (a)	($743)	($771)	3.8%	($3,459)	($3,733)	7.9%

Ancillary revenue — third party products	$4,486	$4,638	(3.3)%	$19,715	$19,106	3.2%
As percent of gross	27.2%	27.1%	0.1pp	26.9%	26.2%	0.7pp

(a) includes credit card fees and travel agency commissions

During the fourth quarter of 2009 we placed two owned aircraft in service, the final two deliveries to Allegiant of six MD-80s we acquired in 2008 that were on lease with a third party. As previously announced, we expect to place two more owned MD-80s in operation in the first quarter of 2010. At the start of the second quarter, we expect to permanently withdraw from service one of our four owned 130-seat MD-87 aircraft (which operate almost solely for our fixed-fee programs).

MD-80 Aircraft in Service	December 31, 2009	December 31, 2008
Owned (including capital leases)	42	36
Leased	4	2

Total	46	38

Allegiant Air started nine new routes in the fourth quarter, including five routes to Phoenix-Mesa, two to Orlando, and one each to Tampa Bay/St. Petersburg and Ft. Lauderdale. We expect to announce additional new service in the near future. In particular we expect to build on our successful Summer 2009 Myrtle Beach program and we will shortly announce an aircraft and crew base that is not a major leisure destination, similar to the successful base we operate in Bellingham, WA.

Network Summary*	December 31, 2009	December 31, 2008
Major leisure destinations	6	5
Other leisure destinations	5	4
Small cities served	58	52

Total cities served	69	61
Routes to Las Vegas	40	39
Routes to Orlando	31	29
Routes to Tampa Bay/St. Petersburg	20	20
Routes to Phoenix-Mesa	20	15
Routes to Southern California (Los Angeles)	11	0
Routes to Ft. Lauderdale	5	6
Other routes	9	4

Total routes	136	113

• includes cities served seasonally

At this time, Allegiant Travel Company provides the following guidance to investors. All items are subject to revision. Allegiant Air expects:

•	First quarter 2010 year-over-year total system departure growth of approximately 7% and ASM growth of approximately 15%.

•	First quarter 2010 year-over-year scheduled departure growth of approximately 8% and scheduled ASM growth of approximately 17%.

•	First quarter fixed fee revenues expected to be flat relative to first quarter 2009.

•	Utilization of approximately 2.7 departures and 6.6 block hours per aircraft per day in the first quarter of 2010.

•	First quarter 2010 operating expense per passenger, excluding fuel to be approximately $50.

•	An operating fleet of 48 aircraft by the end of first quarter 2010 and an operating fleet of at least 52 aircraft by the end of 2010, including the scheduled retirement of one MD-87 at the end of the first quarter of 2010.

•	2010 capital expenditures of approximately $80 million.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at noon East Coast time tomorrow, January 26, 2010, to discuss its fourth quarter and full-year 2009 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to major leisure destinations such as Las Vegas, Orlando, Fla., Tampa/St. Petersburg, Fla., Phoenix-Mesa, Los Angeles and Fort Lauderdale, Fla. Through its subsidiary, Allegiant Air, the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding the air travel price environment, industry prospects, future operating expense, maintenance expense per aircraft, ASM growth, departure growth, fleet growth and expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, possible unionization efforts, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended December 31, 2009 and 2008
(in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Percent
	2009	2008	change
OPERATING REVENUE:
Scheduled service revenue	$85,240	$77,794	9.6
Ancillary revenue:
Air-related charges	32,372	26,116	24.0
Third party products	4,486	4,638	(3.3)

Total ancillary revenue	36,858	30,754	19.8
Fixed fee contract revenue	12,297	11,442	7.5
Other revenue	334	2,438	(86.3)

Total operating revenue	134,729	122,428	10.0

OPERATING EXPENSES:
Aircraft fuel	45,988	37,283	23.3
Salary and benefits	20,661	20,449	1.0
Station operations	13,119	10,655	23.1
Maintenance and repairs	16,056	9,551	68.1
Sales and marketing	3,690	3,258	13.3
Aircraft lease rentals	507	354	43.2
Depreciation and amortization	7,872	6,299	25.0
Other	8,785	5,887	49.2

Total operating expenses	116,678	93,736	24.5

OPERATING INCOME	18,051	28,692	(37.1)

As a percent of total operating revenue	13.4%	23.4%
OTHER EXPENSE (INCOME):
Loss (earnings) from unconsolidated affiliates, net	146	(126)	N/M
Interest income	(500)	(1,092)	(54.2)
Interest expense	921	1,205	(23.6)

Total other expense (income)	567	(13)	N/M

INCOME BEFORE INCOME TAXES	17,484	28,705	(39.1)

As a percent of total operating revenue	13.0%	23.4%
PROVISION FOR INCOME TAXES	6,943	10,506	(33.9)

NET INCOME	$10,541	$18,199	(42.1)

As a percent of total operating revenue	7.8%	14.9%
Earnings per share:
Basic	$0.53	$0.90	(41.1)
Diluted	$0.52	$0.88	(40.9)
Weighted average shares outstanding:
Basic	19,796	20,279	(2.4)
Diluted	20,123	20,579	(2.2)

Allegiant Travel Company
Operating Statistics
Three Months Ended December 31, 2009 and 2008
(Unaudited)

	Three months ended December 31,		Percent
	2009	2008	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,220,275	1,015,938	20.1
Revenue passenger miles (RPMs) (thousands)	1,124,642	905,582	24.2
Available seat miles (ASMs) (thousands)	1,297,333	1,046,749	23.9
Load factor	86.7%	86.5%	0.2
Operating revenue per ASM (cents)	10.39	11.70	(11.2)
Operating expense per ASM (CASM) (cents)	8.99	8.95	0.4
Fuel expense per ASM (cents)	3.54	3.56	(0.6)
CASM, excluding fuel (cents)	5.45	5.39	1.1
Operating expense per passenger	$95.62	$92.27	3.6
Fuel expense per passenger	$37.69	$36.70	2.7
Operating expense per passenger, excluding fuel	$57.93	$55.57	4.2
Departures	10,129	8,478	19.5
Block hours	23,452	19,307	21.5
Average stage length (miles)	859	831	3.4
Average number of operating aircraft during period	45.0	37.4	20.3
Total aircraft in service end of period	46	38	21.1
Average departures per aircraft per day	2.45	2.46	(0.4)
Average block hours per aircraft per day	5.7	5.6	1.8
Full-time equivalent employees at end of period	1,569	1,348	16.4
Fuel gallons consumed (thousands)	22,199	17,977	23.5
Average fuel cost per gallon	$2.07	$2.07	—
Scheduled service statistics
Passengers	1,124,449	936,867	20.0
Revenue passenger miles (RPMs) (thousands)	1,053,077	839,597	25.4
Available seat miles (ASMs) (thousands)	1,167,214	935,661	24.7
Load factor	90.2%	89.7%	0.5
Departures	8,470	7,135	18.7
Average passengers per departure	133	131	1.5
Block hours	20,706	17,017	21.7
Yield (cents)	8.09	9.27	(12.7)
Scheduled service revenue per ASM (cents)	7.30	8.31	(12.2)
Total ancillary revenue per ASM (cents)	3.16	3.29	(4.0)

Total revenue per ASM (TRASM) (cents)	10.46	11.60	(9.8)
Average fare — scheduled service	$75.81	$83.03	(8.7)
Average fare — ancillary total	32.78	32.83	(0.2)

Average fare — total	$108.59	$115.86	(6.3)
Average stage length (miles)	919	878	4.7
Fuel gallons consumed (thousands)	19,493	15,826	23.2
Average fuel cost per gallon	$2.22	$2.18	1.8
Percent of sales through website during period	86.5%	85.4%	1.1

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Consolidated Statements of Income
Years Ended December 31, 2009 and 2008
(in thousands, except per share amounts)
(Unaudited)

	Years ended December 31,		Percent
	2009	2008	change
OPERATING REVENUE:
Scheduled service revenue	$346,222	$330,969	4.6
Ancillary revenue:
Air-related charges	143,001	95,490	49.8
Third party products	19,715	19,106	3.2

Total ancillary revenue	162,716	114,596	42.0
Fixed fee contract revenue	43,162	52,499	(17.8)
Other revenue	5,840	5,948	(1.8)

Total operating revenue	557,940	504,012	10.7

OPERATING EXPENSES:
Aircraft fuel	165,000	229,640	(28.1)
Salary and benefits	90,006	72,007	25.0
Station operations	53,993	43,476	24.2
Maintenance and repairs	52,938	41,465	27.7
Sales and marketing	16,458	14,361	14.6
Aircraft lease rentals	1,926	2,815	(31.6)
Depreciation and amortization	29,638	23,489	26.2
Other	25,728	20,911	23.0

Total operating expenses	435,687	448,164	(2.8)

OPERATING INCOME	122,253	55,848	118.9

As a percent of total operating revenue	21.9%	11.1%
OTHER EXPENSE:
Loss on fuel derivatives, net	—	11	N/M
Loss (earnings) from unconsolidated affiliates, net	84	(96)	N/M
Interest income	(2,474)	(4,730)	(47.7)
Interest expense	4,079	5,411	(24.6)

Total other expense	1,689	596	183.4

INCOME BEFORE INCOME TAXES	120,564	55,252	118.2

As a percent of total operating revenue	21.6%	11.0%
PROVISION FOR INCOME TAXES	44,233	19,845	122.9

NET INCOME	$76,331	$35,407	115.6

As a percent of total operating revenue	13.7%	7.0%
Earnings per share:
Basic	$3.82	$1.75	118.3
Diluted	$3.76	$1.73	117.3
Weighted average shares outstanding:
Basic	19,982	20,289	(1.5)
Diluted	20,278	20,500	(1.1)

Allegiant Travel Company
Operating Statistics
Years Ended December 31, 2009 and 2008
(Unaudited)

	Years ended December 31,		Percent
	2009	2008	change*
OPERATING STATISTICS
Total system statistics
Passengers	5,328,436	4,298,748	24.0
Revenue passenger miles (RPMs) (thousands)	4,762,410	3,863,497	23.3
Available seat miles (ASMs) (thousands)	5,449,363	4,442,463	22.7
Load factor	87.4%	87.0%	0.4
Operating revenue per ASM (cents)	10.24	11.35	(9.8)
Operating expense per ASM (CASM) (cents)	8.00	10.09	(20.7)
Fuel expense per ASM (cents)	3.03	5.17	(41.4)
CASM, excluding fuel (cents)	4.97	4.92	1.0
Operating expense per passenger	$81.77	$104.25	(21.6)
Fuel expense per passenger	$30.97	$53.42	(42.0)
Operating expense per passenger, excluding fuel	$50.80	$50.83	(0.1)
Departures	43,795	35,839	22.2
Block hours	98,760	81,390	21.3
Average stage length (miles)	836	836	—
Average number of operating aircraft during period	42.7	36.4	17.3
Total aircraft in service end of period	46	38	21.1
Average departures per aircraft per day	2.81	2.69	4.5
Average block hours per aircraft per day	6.3	6.1	3.3
Full-time equivalent employees at end of period	1,569	1,348	16.4
Fuel gallons consumed (thousands)	93,521	76,972	21.5
Average fuel cost per gallon	$1.76	$2.98	(40.9)
Scheduled service statistics
Passengers	4,919,826	3,894,968	26.3
Revenue passenger miles (RPMs) (thousands)	4,477,119	3,495,956	28.1
Available seat miles (ASMs) (thousands)	4,950,954	3,886,696	27.4
Load factor	90.4%	89.9%	0.5
Departures	37,115	29,548	25.6
Average passengers per departure	133	132	0.8
Block hours	87,939	70,239	25.2
Yield (cents)	7.73	9.47	(18.4)
Scheduled service revenue per ASM (cents)	6.99	8.51	(17.9)
Total ancillary revenue per ASM (cents)	3.29	2.95	11.5

Total revenue per ASM (TRASM) (cents)	10.28	11.46	(10.3)
Average fare — scheduled service	$70.38	$84.98	(17.2)
Average fare — ancillary total	33.07	29.42	12.4

Average fare — total	$103.45	$114.40	(9.6)
Average stage length (miles)	891	882	1.0
Fuel gallons consumed (thousands)	83,047	66,291	25.3
Average fuel cost per gallon	$1.90	$3.22	(41.0)
Percent of sales through website during period	86.3%	86.4%	(0.1)

* except load factor and percent of sales through website, which is percentage point change